UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2006

NEW MEXICO SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-112781	91-1287406
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File	Identification Number)
organization)	Number)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(Address of principal executive offices)

505-255-1999

(Registrant's telephone number, including area code)

NMXS.COM, INC.

(Former Name or Former Address, If Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

On July 28, 2006, the Registrant approved the sale of an aggregate of one hundred shares of Class A Voting, Convertible Preferred Stock to its directors at a price of $1 per share.  The Registrant and its directors have agreed to cancel the sale of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

NEW MEXICO SOFTWARE, INC.

Date: July 28, 2006

By: /s/ Richard Govatski

Richard Govatski

Chairman of the Board of

Directors, Chief Executive

Officer and President